INDEMNITY AGREEMENT


         This AGREEMENT is made and entered into this 31st day of October, 1996, by and between OVERSEAS FILMGROUP, INC., a Delaware corporation (hereinafter called "Overseas"), and Alessandro Fracassi (hereinafter called "Indemnitee") (sometimes collectively referred to herein as "the Parties hereto").

         WHEREAS, there is a general awareness that competent and experienced persons are becoming more reluctant to serve as directors and officers of a corporation unless they are protected by comprehensive insurance or indemnification, especially since stockholder class and derivative lawsuits against publicly held corporations, their directors and officers for line-of-duty decisions and actions have increased in number in recent years for damages in amounts which are greatly in excess of the amount of compensation received by the directors or officers from the corporations, and

         WHEREAS, the vagaries of "public policy" and the interpretations of ambiguous statutes, regulations and bylaws are too uncertain to provide corporate officers and directors with adequate, reliable knowledge of legal risks to which they may be exposed, with these indeterminables multiplied substantially for officers and directors of corporations such as Overseas with operations in many of the states in the United States and many foreign jurisdictions, and

         WHEREAS, damages sought by class action plaintiffs in some cases amount to tens of millions of dollars and, whether or not the case is meritorious, the cost of defending them is enormous with few individual directors and officers having the resources to sustain such legal costs, not to mention the risk of a judgment running into millions even in cases where the defendant was neither culpable nor profited personally to the detriment of the corporation, and

         WHEREAS, the issues in controversy in such litigation are usually related to the knowledge, motives and intent of the director or officer and such person may be the only witness with first-hand knowledge of the essential facts or of exculpating circumstances, who is qualified to testify in such person's defense regarding matters of such subjective nature, and the long period of time which normally and usually elapses before such suits can be disposed of can extend beyond the normal time for retirement for a director or officer with the result that such person, after retirement, or in the event of such person's death, such person's spouse, heirs, executors or administrators, as the case may be, may be faced with limited ability, undue hardship and an intolerable burden in launching and maintaining a proper and adequate defense of such director or officer or such person's estate against claims for damages, and

         WHEREAS, the Board of Directors, based upon their experience as business managers, have concluded that unless Overseas enters into indemnification agreements with its directors and officers, the continuation of present trends in litigation against corporate directors and officers will inevitably result in less effective direction and supervision of Overseas and its subsidiaries and affiliates, their business affairs and the operation of their facilities and the Board deems such

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consequences to be so detrimental to the best interests of Overseas'
shareholders that it has concluded that its directors and officers should be provided with maximum protection against inordinate risks in order to insure that the most capable persons otherwise available will be attracted to such positions; therefore, said directors have further concluded that it is not only reasonable and prudent but necessary for Overseas to contractually obligate itself to indemnify in a reasonable and adequate manner its directors and officers and the directors and officers of its affiliates and to assume for itself maximum liability for expenses and damages in connection with claims lodged against them for their line-of-duty decisions and actions, and

         WHEREAS, Section 145 of the General Corporation Law of the State of Delaware, under which Overseas is organized, empowers corporations to indemnify persons serving as a director, officer, employee or agent of the corporation or a person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and further specifies that the indemnification set forth in said section "shall not be deemed exclusive to any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise", and said section further empowers a corporation to "purchase and maintain insurance" (on behalf of such persons) "against any liability asserted against him or incurred by him in any such capacity or arising out of status as such whether or not the corporation would have the power to indemnify him against such liability under the provisions of" (said laws), and

         WHEREAS, Overseas initiated an investigation to determine the type of insurance available, the nature and extent of the coverage provided and the cost thereof to Overseas to insure the directors and officers of Overseas and of its affiliates against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any action, suit or proceeding with which any such director or officer is threatened or made a party by reason of such status and/or such person's line-of-duty decisions or actions, and, upon receiving such information, the directors of Overseas have determined that the coverage available is inadequate for Overseas and its directors, officers and agents and that its shareholders' best interests would be served by Overseas contracting to indemnify such persons and to thereby effectively self-insure against such potential liabilities not covered by insurance, and

         WHEREAS, Overseas desires to have Indemnitee serve or continue to serve as a director and/or officer of Overseas and/or of any other corporation, partnership, joint venture, trust or other enterprise of which he has been or is serving at the request of, for the convenience of, or to represent the interests of Overseas (any such enterprise being hereinafter referred to as an "Affiliate of Overseas") free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of his being a director, officer, employee and/or agent of Overseas or of an Affiliate of Overseas or by reason of his decisions or actions on their behalf and Indemnitee desires to serve or to continue to serve (provided that he is furnished the indemnity provided for hereinafter), in one or more of such capacities, NOW, THEREFORE,

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                              W I T N E S S E T H

         THAT for and in consideration of the premises and the covenants contained herein, Overseas and Indemnitee do hereby covenant and agree as follows:

         1.   DEFINITIONS.

         "Litigation Costs" means all reasonable costs, charges, expenses, including attorneys', accountants' and expert witnesses' fees, and obligations paid or incurred in connection with investigating, defending (including affirmative defenses and counterclaims), obtaining or attempting to obtain a settlement, being a witness in, or participating in or preparing to defend, be a witness in, or participate in, any Proceeding and any appeal therefrom and the cost of appeal, attachment and similar bonds.

         "Losses" means the total amount which Indemnitee becomes legally obligated to pay in connection with any Proceeding including, without limitation, Litigation Costs, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Litigation Costs, judgments, fines and amounts paid in settlement) of or with respect to that Proceeding.

         "Proceeding" means any threatened, pending or completed action, suit or proceeding (including, without limitation, securities laws actions, suits, and proceedings), or any inquiry or investigation, formal or informal, (including discovery), whether conducted by Overseas or any other party, that Indemnitee in good faith believes might lead to the institution of any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

         2.   AGREEMENT TO SERVICE.

              Indemnitee will serve and/or continue to serve, at the will of Overseas or its stockholders or under separate contract, if such exists, Overseas or an Affiliate of Overseas as a director, officer, employee and/or agent faithfully so long as he is duly elected and qualified in accordance with the provisions of the bylaws thereof or until such time as he tenders his resignation in writing or is removed in accordance with applicable law (subject to the terms of any separate contract, if such exists).

         3.   INDEMNIFICATION.  Overseas shall indemnify Indemnitee:

              (a) If Indemnitee is a person who was or is a party, or witness in, or is threatened to be made a party to, or witness in, or otherwise becomes involved in, any Proceeding (other than an action by or in the right of Overseas or an Affiliate of Overseas) by reason of (or arising in part out of) the fact that he is or was a director, officer, employee or agent of Overseas or is or was serving at the request of Overseas as a director, officer, employee or agent of an Affiliate of Overseas, or by reason of anything done or not done by him in any

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such capacity, against Losses actually incurred by him in connection with such
Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, or

              (b) If Indemnitee is a person who was or is a party, or witness in, or is threatened to be made a party to, or witness in or otherwise becomes involved in, any Proceeding by or in the right of Overseas or an Affiliate of Overseas to procure a judgment in its favor by reason of (or arising in part out of) the fact that he is or was a director, officer, employee or agent of Overseas or is or was serving at the request of Overseas as a director, officer, employee or agent of an Affiliate of Overseas, or by reason of anything done or not done by his in any such capacity, against Litigation Costs actually incurred by him in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Overseas and except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Overseas unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the relevant circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper, and

              (c) The protections afforded Indemnitee by this Agreement shall continue after Indemnitee ceases as a director, officer, employee or agent of Overseas or an Affiliate of Overseas, and shall inure to the benefit of the heirs, executors and administrators of such Indemnitee, except that no indemnification shall be due under the provisions of this subsection to the extent a court of competent jurisdiction shall have found in such Proceeding that Indemnitee defrauded or stole from Overseas or an Affiliate of Overseas or converted to his own personal use and benefit business or properties of Overseas or an Affiliate of Overseas or was guilty of gross negligence or willful misconduct of a culpable nature to Overseas or an Affiliate of Overseas, and

              (d) To the extent Indemnitee has been successful on the merits or otherwise in defense of any Proceedings referred to in subsections (a), (b) or
(c) of this Section 3, or in the defense of any claim, issue or matter described therein, Indemnitee shall be indemnified against Litigation Costs actually incurred by him in connection with the investigation, defense or appeal of such action, suit or proceeding. If Indemnitee is not wholly successful in such Proceedings, but is successful on the merits or otherwise as to one or more, but less than all, claims, issues or matters in such Proceedings, Overseas shall indemnify Indemnitee against all Losses actually incurred by Indemnitee or on his behalf in connection with the successfully resolved claim, issue or matter.

              For purposes of this Section 3 and without limitation, the termination of any Proceedings by judgment order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption (1) that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of

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Overseas, or (2) with respect to any criminal action or proceeding, that
Indemnitee had reasonable cause to believe that his conduct was criminal.

         4.   OVERSEAS' ASSUMPTION OF DEFENSE.

              To the extent that it may wish, Overseas jointly with any other indemnifying party similarly notified will be entitled to promptly assume the defense of any such Proceeding, with counsel satisfactory to Indemnitee. After notice from Overseas to Indemnitee of its election so to assume the defense thereof, Overseas will not be liable to the Indemnitee under this Agreement for any Litigation Costs subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ personal counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from Overseas of its assumption of the defense thereof shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been authorized by Overseas, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Overseas and/or any Affiliate of Overseas and Indemnitee in the conduct of the defense of such action, or
(iii) Overseas shall not in fact have promptly employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Overseas. Overseas shall not be entitled to assume the defense of any Proceeding brought by or on behalf of Overseas or an Affiliate of Overseas or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

         5. ASSUMPTION OF LIABILITY BY OVERSEAS. Subject to the other terms and provisions hereof (including applicable limitations relating to actions by or in the right of Overseas or Affiliates of Overseas), if Indemnitee is deceased and is entitled to indemnification under any provision of this Agreement, Overseas shall indemnify Indemnitee's estate and his spouse, heirs, administrators and executors against, and Overseas shall, and does hereby agree, to assume any and all Losses incurred by or for Indemnitee or his estate in connection with the investigation, defense, settlement or appeal of any such Proceeding. Further, when requested in writing by the spouse of Indemnitee and/or the heirs, executors or administrators of Indemnitee's estate, Overseas shall provide appropriate evidence of Overseas' Agreement set out herein, to indemnify Indemnitee against and to itself assume such Losses.

         6. NOTICE OF PROCEEDING. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding but in no event later than twenty days after receipt by Indemnitee of such notice, Indemnitee will, if a claim in respect thereof is to be made against Overseas under this Agreement, notify Overseas of the commencement thereof; provided, however, that any failure by Indemnitee to so notify Overseas shall not relieve Overseas from its obligations hereunder unless Overseas shall have been materially prejudiced by the failure of Indemnitee to notify Overseas and then only to the extent of such material prejudice.

         7. REQUEST FOR INDEMNIFICATION. To obtain indemnification under this Agreement, Indemnitee shall submit to Overseas a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.

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         8.   DETERMINATION OF RIGHT TO INDEMNIFICATION. Anything contained elsewhere herein to the contrary notwithstanding, the determination as to whether or not Indemnitee has met the standard of conduct required to qualify and entitle him partially or fully, to indemnification under the provisions of any subparagraph of Paragraph 3 hereof may be made either (1) by the Board of Directors by a majority vote of directors who were not parties to such Proceeding even though less than a quorum, (2) or if there are no such directors or if such directors so direct, by independent legal counsel (selected and retained by Overseas in the manner hereinafter set forth) in a written opinion, or (3) by the stockholders of Overseas provided that the manner in which (and if applicable, the counsel by which) the right to indemnification is to be determined shall be approved in advance in writing by both the Board of Directors of Overseas and by Indemnitee. In the event that such parties are unable to agree on the manner in which the determination of the right to indemnity is to be made, such determination may be made by independent legal counsel selected and retained by Overseas especially for such purpose, provided that such counsel be approved in advance in writing by both the Board of Directors and Indemnitee and provided further, that such counsel shall not be outside counsel regularly employed by Overseas. In the event that the Parties hereto are unable to agree on the selection of such outside counsel, such outside counsel shall be selected by lot by the outside counsel regularly employed by Overseas from among the Los Angeles, California law firms having more than twenty (20) attorneys and having a rating of "av" or better in the then current Martindale-Hubbell Law Directory. Such selection by lot shall be made in the presence of Indemnitee (and his legal counsel or either of them, as Indemnitee may elect). The outside counsel regularly employed by Overseas and Indemnitee (and his legal counsel or either of them as Indemnitee may elect) shall contact, in the order of their selection by lot, such law firms, requesting each such firm to accept engagement to make the determination required hereunder until one of such firms accepts such engagement. The fees and expenses of counsel in connection with making said determination contemplated hereunder shall be paid by Overseas, and, if requested by such counsel, Overseas shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel. Nothing contained in this Agreement shall require any determination under this Section 8 to be made by the Board of Directors, independent legal counsel or the stockholders prior to the disposition or conclusion of the Proceeding against the Indemnitee; provided, however, that Advancements shall continue to be made by Overseas pursuant to and to the extent required by Section 10 hereunder. Notwithstanding the foregoing, Indemnitee may, either before or within two (2) years after a determination has been made as provided above, petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction to determine whether Indemnitee is entitled to indemnification under the provisions hereof under which he claims the right to indemnification, and such court shall thereupon have the exclusive authority to make such determination, unless and until such court dismisses or otherwise terminates such action without having made such determination. The determination of the court, as petitioned, as to whether Indemnitee is entitled to indemnification hereunder, shall be independent and irrespective of any prior determination made by the Board of Directors, the stockholders or counsel. If the Court shall determine that Indemnitee is entitled to indemnification hereunder as to any claim, issue or matter involved in any Proceeding with respect to which there has been no prior determination pursuant hereto or with respect to which there has been a prior determination pursuant hereto that Indemnitee was not entitled to

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indemnification hereunder, Overseas shall pay all expenses (including attorneys' fees) actually incurred by Indemnitee in connection with such judicial determination. If the person (including the Board of Directors, independent legal counsel in a written opinion, the stockholders, or a court) making the determination hereunder shall determine that Indemnitee is entitled to indemnification as to some claims, issues or matters involved in the Proceeding but not as to others, such person shall reasonably prorate the Losses with respect to which indemnification is sought by Indemnitee among such claims, issues or matters. If, and to the extent it is finally determined by the Court that Indemnitee is not entitled to indemnification, then Indemnitee agrees to reimburse (the "Indemnitee Reimbursement Obligation"), without interest, Overseas (which agreement shall be an unsecured obligation of Indemnitee) for all expenses advanced or prepaid pursuant to Section 10 hereof, or the proper proportion thereof, other than the expenses of obtaining the judicial determination referred to above. Anything contained elsewhere herein to the contrary notwithstanding, Overseas shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding or claim effected without its written consent. Overseas shall not settle any Proceeding or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither Overseas nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

         9. LIMITATION OF ACTIONS AND RELEASE OF CLAIMS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of Overseas or any Affiliate of Overseas against Indemnitee, his spouse, heirs, executors or administrators after the expiration of two (2) years from the date Indemnitee ceases (for any reason) to serve in any one or more of the capacities covered by this Agreement, and any claim or cause of action of Overseas or any Affiliate of Overseas shall be extinguished and deemed released unless asserted by filing of a legal action within such two (2) year period; provided, however, that nothing in this Section 9 shall be deemed to limit or prevent any legal action (or to release any claim) based on fraud or criminal misconduct of Indemnitee which is not discovered by Overseas or the applicable Affiliate of Overseas until after the expiration of such two (2) year period.

         10. ADVANCEMENT OF LITIGATION COSTS. If so requested in writing by Indemnitee, Overseas shall pay any and all Litigation Costs incurred by Indemnitee (or, if applicable, reimburse Indemnitee for any and all Litigation Costs incurred by Indemnitee and previously paid by Indemnitee) and/or shall, subject to the other terms and provisions hereof (including applicable limitations relating to actions by or in the right of Overseas or Affiliates of Overseas), pay any judgments, fines or amounts paid in settlement (or, if applicable, reimburse Indemnitee for any such sums previously paid by Indemnitee) in each case promptly, but in any event within 10 days, after such request (an "Advancement"). Overseas shall be obligated to make or pay an Advancement in advance of the final disposition or conclusion of any Proceeding. Any request for an Advancement under this Agreement shall reasonably evidence the Litigation Costs incurred by Indemnitee. In connection with any request for an Advancement, if requested by Overseas, Indemnitee or Indemnitee's counsel shall submit an affidavit stating that the Litigation Costs incurred were reasonable, and Indemnitee shall submit at such time a signed undertaking reflecting the terms of the Indemnitee Reimbursement Obligation set forth in Section 8 hereof (i.e., that Indemnitee shall repay such Advancement, without interest, if, and to the extent it is finally determined by the Court that Indemnitee is not entitled to indemnification). Any dispute

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as to the reasonableness of any Litigation Costs shall not delay an Advancement by Overseas, and Overseas agrees that any such dispute shall be resolved only upon the disposition or conclusion of the underlying Proceeding against the Indemnitee. If Indemnitee has petitioned the Court of Chancery of the State of Delaware or any other court of competent jurisdiction pursuant to Section 8 hereof to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Board of Directors, independent legal counsel or the stockholders that Indemnitee would not be permitted to be indemnified under the applicable law shall not be binding and Indemnitee shall not be required to reimburse Overseas for any Advancements, and Overseas shall be obligated to continue to make Advancements, until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed).

         11. OTHER RIGHTS AND REMEDIES. The indemnification and advance payment of expenses as provided by any provision of this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any provision of law, the Certificate of Incorporation, any Bylaw, this or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while occupying any of the positions or having any of the relationships referred to in Section 3 of this Agreement, and shall continue after Indemnitee has ceased to occupy such position, or have such relationship and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

         12. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever
(i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         13. PRIOR AGREEMENTS. This Agreement shall be of no force and effect with regard to the cost of settlement borne or paid by Indemnitee under the provisions of any agreement executed by Overseas and/or Indemnitee prior to the date hereof.

         14. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

         15. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

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         16.  USE OF CERTAIN TERMS. As used in this Agreement, the words
"herein", "hereto" and "hereunder", and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision. When the context so requires in this Agreement, the masculine gender includes the feminine and/or neuter.

         17. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Any repeal or modification of the relevant provisions of the Delaware General Corporation Law in effect as of the date of execution of this Indemnity Agreement shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in part or in whole on such state of facts.

         18. NOTICE TO OVERSEAS BY INDEMNITEE. Indemnitee agrees to promptly notify Overseas in writing upon being served with any citation, complaint, indictment or other document covered hereunder, either civil or criminal.

         19. NOTICES. All notices, requests, demands and other communication hereunder shall be in writing and shall be deemed to have been duly given if
(i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid on the third business day after the date on which it is so mailed.

              (a) If to Indemnitee, at the address indicated on the signature page hereof;

              (b)  If to Overseas to:

                   8800 Sunset Boulevard, Suite 302
                   Los Angeles, California 90069
                   Attention:  Corporate Secretary

or to such other address as may have been furnished to Indemnitee by Overseas.

         20. GOVERNING LAW. The Parties hereto agree that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. Nothing in this Agreement is intended to eliminate the requirement that Indemnitee satisfy the applicable standards of conduct for indemnification required by Delaware law.

         21. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Overseas and its successors and assigns and shall inure to the benefit of Indemnitee and his spouse, heirs, executors and administrators.

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         ENTERED into on the day and year first above written.

ATTEST:                                    OVERSEAS FILMGROUP, INC.



BY:  /s/ William F. Lischak             BY:   /s/ Scot K. Vorse
    --------------------------             -------------------------
         William F. Lischak                Name:  Scot K. Vorse
                                           Title: Vice President


                                           Indemnitee



                                                /s/ Alessandro Fracassi
                                           -------------------------------
                                           Name:    Alessandro Fracassi
                                           Address: c/o Racing Pictures, s.r.l.
                                                    Via Dei Ter Orologi 10
                                                    000197 Rome
                                                    Italy

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